UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Pershing Gold Corporation

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PERSHING GOLD CORPORATION
1658 Cole Boulevard
Building 6, Suite 210
Lakewood, Colorado 80401
(720) 974-7248

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held December 20, 2017

Dear Pershing Gold Corporation Stockholder:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the “Annual Meeting”) of Pershing Gold Corporation (“Pershing Gold” or the “Company”) will be held on December 20, 2017 at 9:30 a.m., local time, at the offices of Davis Graham & Stubbs LLP located at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202. The Annual Meeting will be held for the following purposes:

1.	To elect five (5) directors to hold office until their successors are elected and qualified; and

2.	To ratify the appointment of KBL, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The Board of Directors has fixed the close of business on October 23, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. This Notice of Annual Meeting of Stockholders and the attached Proxy Statement are first being mailed to Pershing Gold’s stockholders on or about November 6, 2017.

The attached Proxy Statement, proxy card and the Company’s Annual Report to Stockholders (including financial statements) for the fiscal year ended December 31, 2016 are available at http://www.viewproxy.com/pershinggold/2017.

By order of the Board of Directors,
/s/ Mindyjo Germann

Mindyjo Germann
Corporate Secretary

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD OR SUBMIT YOUR PROXY AND/OR VOTING INSTRUCTIONS BY TELEPHONE OR THROUGH THE INTERNET SO THAT A QUORUM MAY BE REPRESENTED AT THE MEETING. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

PERSHING GOLD CORPORATION
1658 Cole Boulevard
Building 6, Suite 210
Lakewood, Colorado 80401
(720) 974-7248

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

December 20, 2017

This Proxy Statement is furnished to the stockholders of Pershing Gold Corporation (“Pershing Gold,” the “Company,” or “we”) in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Pershing Gold to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) on December 20, 2017, or at any postponements or adjournments of the Annual Meeting. Our Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Notice of Annual Meeting of Stockholders and this Proxy Statement and proxy card are first being mailed to Pershing Gold’s stockholders on or about November 6, 2017.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 20, 2017:

The attached Proxy Statement, proxy card and the Company’s Annual Report to Stockholders (including financial statements) for the fiscal year ended December 31, 2016 are available at http://www.viewproxy.com/pershinggold/2017.

ABOUT THE MEETING

When is the Proxy Statement first being mailed to stockholders?

The Proxy Statement is first being mailed to stockholders on or about November 6, 2017.

Why am I receiving this Proxy Statement and Proxy Card?

You have received these proxy materials because the Board of Directors is soliciting your proxy to vote your common stock and/or Series E preferred stock at the Annual Meeting. This Proxy Statement describes matters on which we would like you to vote at our Annual Meeting. It also provides you with information on these matters so that you may make an informed decision.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will vote on the following items of business:

1.	To elect five (5) directors to hold office until their successors are elected and qualified; and

2.	To ratify the appointment of KBL, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

Stockholders will also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

What are the recommendations of the Board of Directors?

The Board of Directors recommends that you vote:

•	FOR the election of each of the five (5) nominated directors (see “PROPOSAL NO. 1 — ELECTION OF DIRECTORS”)

•	FOR the ratification of the appointment of KBL, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (see “PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF AUDITOR”)

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

Each share of common stock outstanding on the record date is entitled to one vote on each matter. Each share of Series E preferred stock that is outstanding on the record date is entitled to vote the number of shares of common stock into which a share of Series E preferred stock is convertible, as if converted (on an aggregate basis) on the record date. The record date for the meeting is October 23, 2017. Only stockholders of record at the close of business on that date are entitled to vote at the Annual Meeting. As of the record date, there were 28,402,389 shares of common stock outstanding and 8,946 shares of Series E preferred stock outstanding, convertible on that date to 2,725,092 shares of common stock at a ratio of one share of Series E preferred stock into approximately 304.615 shares of common stock, for a total of 31,127,481 shares eligible to vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a broker or other holder of record rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, Inc., you are considered, with respect to those shares, to be the stockholder of record, and we have sent the Notice of Annual Meeting of Stockholders directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. You may vote by proxy by filling out the proxy card included with the materials, by voting online or by calling the number found on the proxy card.

Beneficial Owner. If your shares are held in a brokerage account, or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by the holder of record together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote and are also invited to attend the Annual Meeting.

Who may attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a stockholder of record but hold shares through a broker, bank or other holder of record (i.e., in street name) and wish to attend the meeting, you will need to provide proof of beneficial ownership on the record date, such as your most recent account statement as of October 23, 2017, a copy of the voting instruction card provided by your broker, bank or other holder of record, or other similar evidence of ownership. Registration and seating will begin at 9:00 a.m., Denver time. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If I am a stockholder of record, how do I vote?

If you are a stockholder of record, you may vote by proxy using the enclosed proxy card, by Internet by visiting the website that appears on the proxy card, by telephone by calling the number that appears on the proxy card, or in person at the Annual Meeting. To ensure that your vote is counted, even if you plan to attend the Annual Meeting, we recommend that you submit your proxy prior to the meeting as described below so that your vote will be counted if you later decide not to attend the meeting.

To vote your shares of common stock or preferred stock by using the enclosed proxy card, please fill out the proxy card included with the materials, or call the toll-free number or visit the website found on the proxy card.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received from that organization, rather than from Pershing Gold, a voting instruction card with these proxy materials. You may vote by submitting voting instructions to your broker, bank or other holder of record. For directions on how to vote, please refer to the voting instruction card provided by your broker, bank or other holder of record.

If you do return your voting instruction card, but do not provide instructions to your broker or nominee regarding how to vote your shares, your shares will be counted in determining whether there is a quorum, but the broker or nominee is not permitted to vote your shares except on matters that are determined to be routine. The ratification of the independent auditor is a routine matter. If a proposal is a non-routine matter, a broker or nominee may not vote the shares on the proposal without receiving instructions from the beneficial owner of the shares. The election of directors is not considered to be a routine matter.

You may vote in person at the meeting only if you obtain a legal proxy from the broker, bank or other holder of record that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you submit your voting instructions to the record holder prior to the meeting as described above so that your vote will be counted if you later decide not to attend the meeting.

May I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the meeting by: (1) delivering a written notice of your revocation to our Corporate Secretary at our principal executive office located at 1658 Cole Boulevard, Building 6, Suite 210, Lakewood, CO 80401; (2) executing and delivering a later dated proxy card; or (3) by the Internet or telephone by following the voting instructions provided in the Notice of Annual Meeting of Stockholders. In addition, the powers of the proxy holders to vote your stock will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority (over 50%) of the shares of our capital stock outstanding, including all common stock and Series E preferred stock voting on an as-converted basis, as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you properly submit a proxy, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker or bank indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

Under the rules of the NASDAQ Stock Market LLC (“Nasdaq”), a broker or bank with uninstructed shares proxy may generally vote as the broker or bank determines in its discretion on behalf of the beneficial owner on routine matters, but cannot vote on non-routine matters, the latter of which results in “broker non-votes.” Under Nasdaq rules, proposal one involves a non-routine matter, and without your instruction, your broker cannot vote your shares on this matter. Accordingly, broker non-votes are expected. No broker non-votes are expected for proposal two as it involves a matter considered to be routine.

What vote is required to approve each item?

Election of Directors. In the election of directors, five (5) candidates will be elected by a plurality of affirmative votes present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors, meaning that the five (5) candidates that receive the highest number of affirmative votes will be elected to serve on our Board of Directors. Withheld votes are not counted towards the achievement of a plurality. “Broker non-votes” have no effect on the outcome of the vote.

Ratification of KBL, LLP. The affirmative vote of a majority of the votes cast on this proposal will be required for ratification. Abstentions and “broker non-votes” are not counted for determining the number of votes cast for or against this proposal, although because this is a routine matter, no “broker non-votes” are expected.

How may I vote on each of the proposals?

In the election of directors, you may vote FOR any one or more, or all, of the nominees, or your vote may be WITHHELD with respect to any one or more, or all, of the nominees. For the ratification of KBL, LLP, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

Who will count the proxy votes?

Votes will be tabulated by Alliance Advisors, LLC.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the meeting other than the matters described in this Proxy Statement. If any matters are properly brought before the meeting, the persons named on the enclosed proxy card will vote on such matters in accordance with their best judgment.

What rights of appraisal or similar rights of dissenters do I have with respect to any matter to be acted upon at the meeting?

Under Nevada law, stockholders of the Company do not have the right to dissent and obtain an appraisal of their shares with respect to the proposed actions described in this Proxy Statement.

Who will bear the cost of this proxy solicitation?

The cost of this proxy solicitation will be borne by Pershing Gold. In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone, email, or in person. We will also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees, and we may reimburse banks and brokers for their reasonable out-of-pocket expenses in so doing.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published by the Company in a Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission within four business days following the Annual Meeting.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board of Directors unanimously recommends that the Company’s stockholders vote FOR the election of the following five nominees:

Stephen Alfers

Barry Honig
Edward Karr
Alex Morrison
Pamela Saxton

The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated for election at the Annual Meeting Ms. Saxton and Messrs. Alfers, Honig, Karr, and Morrison to serve until the next annual meeting of the Company’s stockholders and until their successors are elected and qualified. Ms. Saxton and Messrs. Alfers, Honig, Karr and Morrison are currently directors of Pershing Gold. Ms. Saxton and Messrs. Alfers, Honig, Karr and Morrison have consented to being named as nominees.

The following table sets forth the name, residence, age, and current positions of each nominee:

Name and Residence	Age	Position
Stephen Alfers (1) Colorado, USA	71	Director, Chairman of the Board of Directors
Barry Honig Florida, USA	46	Director
Edward Karr, Geneva, Switzerland	48	Director
Alex Morrison Colorado, USA	54	Director
Pamela Saxton Colorado, USA	65	Director

_________________________

(1)	Mr. Alfers also serves as our President and Chief Executive Officer.

Information regarding each nominee is set forth below, based upon information furnished to us by the nominee.

Nominees for Election

Stephen Alfers. Mr. Alfers has served as our Chief Executive Officer and Chairman since February 2012 and as our President since August 2012. Mr. Alfers served as the President and Chief of U.S. Operations of Franco-Nevada Corporation from January 2010 to September 2011 and its Vice President (Legal) from December 2007 to December 2009. Mr. Alfers is the founder and, since 2007, the President of Alfers Mining Consulting, which performs consulting services from time to time for mining and exploration companies and investors in these industries, including providing continuing services from time to time for Franco-Nevada Corporation, with Mr. Alfers serving as an officer and director of certain of the U.S. subsidiaries of Franco-Nevada Corporation. Mr. Alfers served as the President and Chief Executive Officer of NewWest Gold Corporation, a publicly traded Canadian corporation listed on the Toronto Stock Exchange, from 2006 to 2007. Mr. Alfers also served on the board of directors of NewWest Gold Corporation from 2005 to 2007. Mr. Alfers served as President and Chief Executive Officer of the NewWest Resources Group from 2001 to 2005 and as President and Chief Executive Officer of NewWest Gold Corporation, a privately-held Delaware Corporation, from 2005 to 2006. Mr. Alfers founded Alfers & Carver LLC, a boutique natural resources law firm, in 1995, and served as its managing partner from 1995 to 2001. Mr. Alfers received a J.D. from the University of Virginia, an M.A. in Monetary Policy and Public Finance from the University of Denver and a B.A. in Economics from the University of Denver. Mr. Alfers was chosen to be a director of the Company based on his extensive mining industry and operational experience, and his mining industry legal expertise. Mr. Alfers is currently the chair of the Technical Committee.

Barry Honig. Mr. Honig has served as a director since September 2010, serving as Co-Chairman from September 2010 to September 2011 and as Chairman from September 2011 to February 2012. Since January 2004, Mr. Honig has been the President of GRQ Consultants, Inc., acting as a private investor and consultant to early stage companies. Mr. Honig’s expertise includes early stage company capital restructuring, debt financing, capital introductions, and mergers and acquisitions. In addition, Mr. Honig served as director and co-Chairman of Chromadex Corporation from October 2011 to February 2015, and as director and co-Chairman of InterCLICK, Inc. from August 2007 through December 2011. Mr. Honig also served as CEO and Chairman of the board of directors of Majesco Entertainment from September 2015 to December 2016, and has served on the board of directors of Levon Resources Ltd. since July 2015, currently serving as Chairman. Mr. Honig was selected to serve as a director due to his extensive knowledge of the capital markets, his judgment in assessing business strategies and accompanying risks, and his expertise with emerging growth companies. Mr. Honig is a member of the Compensation Committee and the Technical Committee.

Edward Karr. Mr. Karr was appointed to the Board of Directors in June 2015. Mr. Karr is an international entrepreneur and the founder of several investment management and investment banking firms based in Geneva, Switzerland. Since April 2016, he has been President and CEO of U.S. Gold Corp., a junior exploration company. From 2005 to June 2015, Mr. Karr was the Chief Executive Officer of RAMPartners SA, an investment advisory firm based in Geneva, Switzerland. Mr. Karr was also Managing Director of Strategic Asset Management SA and Managing Director of Strategic Swiss Advisors Sàrl, both Swiss asset management companies, from February 2013 to December 2015. Mr. Karr served as a director of Spherix Corporation from November 2012 to December 2014 and he served as a Director of Majesco Entertainment from September 2015 to December 2016. He is currently on the boards of Levon Resources Ltd. and U.S. Gold Corp. (formerly Dataram Corporation), and serves as chairman of the audit committees of Levon Resources Ltd. Mr. Karr previously worked for Prudential Securities in the United States. He has been in the financial services industry for over twenty years. Before his entry into the financial services arena, Mr. Karr was affiliated with the United States Antarctic Program and spent thirteen consecutive months working in Antarctica, receiving the Antarctic Service Medal. Mr. Karr studied at Embry-Riddle Aeronautical University, Lansdowne College in London, England and received a B.S. in Economics/Finance with Honors (magna cum laude) from Southern New Hampshire University. He is an Executive Committee member, past President and current Nominating Committee Chair of the American International Club of Geneva. Mr. Karr was selected to serve as a director due to his experience in capital markets and financial expertise. Mr. Karr is currently a member of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

Alex Morrison. Mr. Morrison has served as a director since November 2012. Mr. Morrison is a mining executive, chartered professional accountant (chartered accountant) and certified public accountant with over 30 years of experience in the mining industry. He currently serves on the boards of Detour Gold Corporation, Gold Resource Corporation, Gold Standard Ventures Corp., and Taseko Mines Limited. Mr. Morrison has held senior executive positions at a number of mining companies, most recently serving as Vice President and Chief Financial Officer of Franco-Nevada Corporation from 2007 to 2010. From 2002 to 2007, Mr. Morrison held increasingly senior positions at Newmont Mining Corporation, including Vice President, Operations Services and Vice President, Information Technology. Prior to 2002, Mr. Morrison was Vice President and Chief Financial Officer of NovaGold Resources, Inc. and Vice President and Controller of Homestake Mining Company and held senior financial positions at Phelps Dodge Corporation and Stillwater Mining Company. In addition, from time to time between 2007 and the present, Mr. Morrison has performed financial consulting services for mining companies. Mr. Morrison began his career with PricewaterhouseCoopers LLP after obtaining his B.A. in Business Administration from Trinity Western University. Mr. Morrison was selected to serve as a director due to his extensive mining resource and business experience and his financial expertise. Mr. Morrison is currently the chair of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee and a member of the Technical Committee.

Pamela Saxton. Ms. Saxton is a business executive with over 35 years of experience in domestic and international public company finance roles, primarily in mining, software and oil and gas. Ms. Saxton has held senior executive finance positions at several mining and oil and gas companies, most recently serving as Executive Vice President and Chief Financial Officer of Thompson Creek Metals Company Inc. from August 2008 to October 2016. Prior to 2008, Ms. Saxton was Vice President Finance—U.S. Operations of Franco-Nevada Corporation, Vice President and Chief Financial Officer of New West Gold Corporation, Vice President and Controller of Amax Gold Inc. and Assistant Controller of Cyprus Amax Minerals Inc. Ms. Saxton also was the Vice President and Controller-Payments Division of Western Union/First Data Corporation and served as Vice President of Finance, Corporate Controller and Chief Accounting Officer for J.D. Edwards & Company. Ms. Saxton began her career with Arthur Andersen & Company after receiving her Bachelor of Science in Accounting from the University of Colorado. Since September 1987, she has served as a Trustee and since January 2017 serves as Vice President for the Viola Vestal Coulter Foundation, which provides scholarships to various colleges and universities, with a focus on mining. She is also the Past Chair of the Board for the Colorado Association of Commerce and Industry, a state chamber of commerce. Ms. Saxton was selected to serve as a director due to her extensive mining, financial and governance and compliance expertise. Ms. Saxton serves as a member of the Audit Committee and Corporate Governance and Nominating Committee.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF AUDITOR

The Board of Directors unanimously recommends ratification of the appointment of KBL, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. Selection of the independent accountants is not required to be submitted to a vote of our stockholders for approval. However, the Board is submitting this matter to stockholders as a matter of good corporate practice. The affirmative vote of a majority of the votes cast by holders of our outstanding capital stock at the meeting, voting on an as-converted basis, will be required to ratify the appointment of our independent registered public accounting firm for the fiscal year 2017. In the event the ratification is not approved by the required number of votes, the Audit Committee may reconsider, but will not necessarily change, its appointment of KBL, LLP to serve as our independent registered public accounting firm.

KBL, LLP has served as the Company’s independent registered public accounting firm since 2010, providing audits for the Company for the fiscal years ended December 31, 2010 through December 31, 2016.

For more information about the Company’s independent auditor, refer to the discussion under the heading “Independent Public Accountants” beginning on page 21 of this Proxy Statement.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Meetings and Committees of the Board of Directors

During 2016, our Board of Directors held five meetings. Mr. Alfers, Mr. Karr, Mr. Honig and Mr. Morrison each attended all five of the meetings. Scott Barr attended each of the two meetings that occurred in 2016 subsequent to his election to the Board. Each incumbent director attended 75% or more of the aggregate of all meetings of the Board of Directors and committees of the Board of Directors on which he served that were held during the period he was a director.

Board Committees

Audit Committee. We have a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee was formed in June 2015 and met four times during 2016. Our Audit Committee is currently comprised of Mr. Karr, Mr. Morrison and Ms. Saxton. Mr. Barr was a member of the Audit Committee from June 2016 until his death in April 2017. Our Board of Directors has determined each of the members of the Audit Committee is, and Mr. Barr was, independent and financially sophisticated, as defined by the Nasdaq listing standards. Our Board of Directors has determined that each of Mr. Morrison, the Audit Committee chairman, Mr. Karr, and Ms. Saxton qualifies as an “Audit Committee Financial Expert” as that term is defined in rules promulgated by the SEC.

Following the death of Mr. Barr, the Audit Committee was reduced to two members. As a result, the Company was not compliant with Nasdaq Listing Rule 5605(c)(2) which requires that the Audit Committee consist of at least three members. On April 10, 2017, the Company notified Nasdaq of Mr. Barr’s passing and the resulting non-compliance. On April 13, 2017, we received a written notice from Nasdaq confirming the Audit Committee’s non-compliance with Listing Rule 5605(c)(2), and confirming that the Company, in accordance with the cure period provided for in Nasdaq Listing Rule 5605(c)(4), had (a) until the earlier of its next annual stockholders’ meeting or April 9, 2018 to regain compliance, or (b) if the next annual stockholders’ meeting was held before October 6, 2017, then the Company was required to evidence compliance no later than October 6, 2017. We appointed Ms. Saxton to the Audit Committee on October 30, 2017. Our Board of Directors determined that Ms. Saxton satisfies the applicable requirements of the Nasdaq listing rules.

The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities, primarily through overseeing management’s conduct of the Company’s accounting and financial reporting process and systems of internal accounting and financial controls; selecting, retaining and monitoring the independence and performance of the Company’s outside auditors, including overseeing the audits of the Company’s financial statements, approving any non-audit services; and providing an avenue of communication among the outside auditors, management and the Board. The Audit Committee regularly reviews the Company’s financial statements and reports, earnings press releases, financial reporting process, system of internal controls, and compliance with applicable law.

The Board of Directors has adopted a written charter for the Audit Committee. The charter may be viewed on our website at http://www.pershinggold.com/corporate-governance.

Compensation Committee. The Compensation Committee was formed in June 2015 and did not meet in 2016. It is currently comprised of Messrs. Honig, Karr and Morrison. Each member of the Compensation Committee is independent as defined by Nasdaq listing standards. The principal responsibilities of the Compensation Committee are to review the performance of the Company’s executives, set compensation-related policies, make recommendations to the Board relating to the Company’s equity-based incentive plans and report to the stockholders regarding the Company’s executive compensation practices and policies. The Compensation Committee’s authority varies with respect to the matters it reviews, and the Committee may recommend or directly approve matters, as applicable, in accordance with its charter. The Company’s chief executive officer (“CEO”) may be present during the voting or deliberations on the compensation of executive officers other than the CEO. The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Committee in its sole discretion deems appropriate after taking into consideration factors relevant to the consultant’s independence. Mr. Morrison chairs the Compensation Committee.

The Board of Directors has adopted a charter for the Compensation Committee, a copy of which is available on our website at http://www.pershinggold.com/corporate-governance.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee was formed in June 2015 and met once during 2016. It is currently comprised of Mr. Karr, Mr. Morrison and Ms. Saxton. Mr. Barr was a member of the Corporate Governance and Nominating Committee from June 2016 until his death in April 2017. Each member of the Corporate Governance and Nominating Committee is, and Mr. Barr was, independent as defined by Nasdaq listing standards. The Corporate Governance and Nominating Committee is responsible for overseeing and evaluating the Board’s performance and the Company’s compliance with applicable corporate governance regulations, guidelines and principles; identifying individuals qualified to become Board members; recommending to the Board proposed nominees for Board membership; and recommending to the Board directors to serve on each standing committee. Due to the small size of the Company, the Board of Directors does not believe the Corporate Governance and Nominating Committee requires a formal policy with regard to the consideration of director candidates recommended by stockholders, although the committee will consider all qualified candidates that are brought to its attention by means of the address on page 9 of this Proxy Statement. In evaluating director candidates, the Corporate Governance and Nominating Committee considers the business experience, or specialized skills or experience of director candidates, as well as diversity of background and experience—including diversity of race, ethnicity, international background, gender and age. Mr. Morrison chairs the Corporate Governance and Nominating Committee.

The Board of Directors has adopted a charter for the Corporate Governance and Nominating Committee, a copy of which is available on our website at http://www.pershinggold.com/corporate-governance.

Technical Committee. The Technical Committee was formed in November 2015 and did not meet during 2016. It is currently comprised of Messrs. Alfers, Morrison, and Honig. Mr. Barr was a member of the Technical Committee from June 2016 until his death in April 2017. The Technical Committee is responsible for assisting management and the Board in fulfilling its responsibilities regarding of the advancement of the Relief Canyon project, including economic analysis, preparations for the start-up of mining and such other matters as may be requested. Mr. Alfers chairs the Technical Committee.

The Board of Directors has adopted a charter for the Technical Committee, a copy of which is available on our website at http://www.pershinggold.com/corporate-governance.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy regarding whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its stockholders to have these two positions overlap due to the small size of the Company. The Board of Directors has not designated a lead independent director.

Our Board of Directors is primarily responsible for overseeing our risk management processes. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our Company and our Company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the Board of Directors’ appetite for risk. While the Board of Directors oversees our Company, our Company’s management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board of Directors leadership structure supports this approach.

Director Independence

We currently have five directors serving on our Board of Directors: Messrs. Alfers, Honig, Karr, and Morrison, and Ms. Saxton. Mr. Barr served on the Board of Directors from June 24, 2016 until his death on April 9, 2017. We have determined Messrs. Morrison, Honig, Karr, and Ms. Saxton are, and Mr. Barr was, independent in accordance with the definition of independence set forth in the rules of Nasdaq. Each director who is a member of a committee subject to independence standards under the rules of Nasdaq is independent under such standards. In reaching these determinations, the Board of Directors considered payments for consulting services made to Mr. Barr and Mr. Karr prior to their appointments to the Board of Directors, a grant of 12,500 restricted stock units to Mr. Karr in December 2015, payments for consulting services made to Mr. Morrison prior to the formation of the Audit Committee and the Company’s uplisting to Nasdaq, fees paid to Mr. Morrison and Mr. Barr for their service on the Technical Committee, Mr. Honig’s status as a significant stockholder, Mr. Karr’s and Mr. Honig’s positions on the board of directors of Levon Resources, a significant stockholder of the Company, and Mr. Karr’s role as president and chief executive officer of U.S. Gold Corp. Tim Janke, one of the Company’s executive officers, is a director of U.S. Gold Corp. and has represented to the Company he is not a member of the compensation committee or similar body of U.S. Gold Corp.

Stockholder Nominations

We do not currently have a policy or specified procedures in place pursuant to which security holders may recommend nominees to the Board of Directors. We believe that the Corporate Governance and Nominating Committee and the Board of Directors can appropriately consider and respond to stockholder nominations.

Communication with the Board

We have established a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send an email, write or telephone Mindyjo Germann, Corporate Secretary, at:

Pershing Gold Corporation
1658 Cole Boulevard
Building 6, Suite 210
Lakewood, Colorado 80401
Telephone: (720) 974-7248
Facsimile: (720) 974-7249
Email: investors@pershinggold.com

Any such communication must state the type and amount of Pershing Gold securities held by the stockholder and must clearly state that the communication is intended to be shared with the Board of Directors. Ms. Germann will forward any such communication to the members of the Board of Directors.

Director Attendance at the Annual Meeting

All members of the Board of Directors are encouraged, but not required, to attend annual meetings of stockholders. All then incumbent Board members attended the 2016 Annual Meeting of Stockholders, held on August 9, 2016.

Director or Officer Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten years.

Family Relationships

There are no family relationships among the executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our equity securities to file reports of ownership and changes in ownership of our equity securities with the SEC. Based on the information available to us for 2016, we believe that all applicable Section 16(a) filing requirements were met on a timely basis except that Mr. Alexander, Ms. Struhsacker and Mr. Janke each filed one late report regarding one transaction each and Mr. Honig filed two late reports regarding one transaction each.

Director Compensation

The following table sets forth compensation paid to our non-employee directors in 2016.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
D. Scott Barr	$28,525	(1)	$58,139	(2)	$—	$—	$—	$20,000	(3)	$106,664
Barry Honig	$30,000	(4)	$32,900	(5)	$—	$—	$—	$—		$62,900
Edward Karr	$35,000	(6)	$32,900	(5)	$—	$—	$—	$—		$67,900
Alex Morrison	$73,425	(7)	$32,900	(5)	$—	$—	$—	$—		$106,325

(1) Amount represents $12,500 in retainer payments for two quarters of service as a member of the Board of Directors, $5,000 for attendance at five Board of Director and committee meetings, $7,500 in retainer payments for two quarters of service as chair of the Technical Committee, and $3,525 in hourly fees for service provided to the Technical Committee.

(2) Amount represents grant date fair market value, calculated pursuant to FASB ASC Topic 718, of (a) 5,995 restricted stock units when granted on June 24, 2016 and valued at $25,239; all units vested upon Mr. Barr’s death in April 2017; and (b) 10,000 restricted stock units granted on February 3, 2017 for services provided in 2016 and valued at $32,900; 5,000 units vested on the date of the grant and 5,000 vested upon Mr. Barr’s death in April 2017. See footnote (2) to the Summary Compensation Table on page 13 of this Proxy Statement for additional information regarding this calculation.

(3) Amount represents fees for consulting services provided to the Company prior to Mr. Barr’s appointment to the Board of Directors.

(4) Amount represents Mr. Honig’s $25,000 annual retainer for service on the Board of Directors and $5,000 for attendance at five Board of Director and committee meetings. Mr. Honig elected to receive such payments in the form of restricted stock units. In satisfaction of these fees, the Company issued 7,618 fully-vested restricted stock units (the “Honig Retainer RSUs”) on April 28, 2017 calculated based on (x) the dollar amount of the director fees earned for the relevant fiscal quarter, divided by (y) the fair market value of one share of the Company’s stock as of the end of the relevant fiscal quarter, with the result rounded up to the nearest whole number. The Honig Retainer RSUs were granted as follows: (a) 2,342 units for director services rendered between January 1, 2016 and March 31, 2016, (b) 1,457 units for director services rendered between April 1, 2016 and June 30, 2016, (c) 1,601 units for director services rendered between July 1, 2016 and September 30, 2016, and (d) 2,218 units for director services rendered between on October 1, 2016 and December 31, 2016. Amount does not reflect the value of 2,351 shares of restricted common stock issued to Mr. Honig on April 28, 2017 for service to the Board of Directors and committees in the fourth quarter of fiscal year 2015. See footnote (2) to the Summary Compensation Table on page 13 of this Proxy Statement for additional information regarding these calculations.

(5) Amount includes the grant date fair market value, calculated pursuant to FASB ASC Topic 718, of 10,000 restricted stock units granted on February 3, 2017 for services provided in 2016; 5,000 units vested on the date of the grant and 5,000 units vest on February 3, 2018. See footnote (2) to the Summary Compensation Table on page 13 of this Proxy Statement for additional information regarding these calculations.

(6) Amount represents Mr. Karr’s $25,000 annual retainer for service on the Board of Directors and $10,000 for attendance at 10 Board of Director and committee meetings. Mr. Karr elected to receive such payments in the form of restricted stock units. In satisfaction of these fees, the Company issued 8,850 fully vested restricted stock units (the “Karr Retainer RSUs”) on April 28, 2017 calculated based on (x) the dollar amount of the director fees earned for the relevant fiscal quarter, divided by (y) the fair market value of one share of the Company’s stock as of the end of the relevant fiscal quarter, with the result rounded up to the nearest whole number. The Karr Retainer RSUs were granted as follows: (a) 2,595 units for director services rendered between January 1, 2016 and March 31, 2016, (b) 1,690 units for director services rendered between April 1, 2016 and June 30, 2016, (c) 2,042 units for director services rendered between July 1, 2016 and September 30, 2016, and (d) 2,523 units for director services rendered between on October 1, 2016 and December 31, 2016. See footnote (2) to the Summary Compensation Table on page 13 of this Proxy Statement for additional information regarding these calculations.

(7) Amount represents Mr. Morrison’s $25,000 annual retainer for service on the Board of Directors, $15,000 retainer as the chair of the Audit Committee, $10,000 retainer as chair of the Compensation Committee, $3,750 in retainer payments for two quarters of service as chair of the Corporate Governance and Nominations Committee, $10,000 for attendance at 10 Board of Director and committee meetings, and $9,675 in hourly fees for service provided to the Technical Committee.

Our directors who are also our employees receive no fees for board service. Mr. Alfers is the only director who is also an employee. The compensation for all non-employee directors includes a $25,000 annual cash retainer and a $1,000 cash fee for attendance at each Board of Directors meeting. Directors receive a $1,000 cash fee for attendance at all committee meetings, and the chairs of the Technical, Audit, Compensation and Corporate Governance and Nominating committees receive annual cash retainers of $15,000, $15,000, $10,000 and $7,500 respectively. Non-employee directors on the Technical Committee receive a fee of $150 per hour up to a maximum of $1,000 per day for Technical Committee service that occurs other than at a meeting of the Technical Committee. As an employee director, Mr. Alfers will not receive an annual cash retainer or hourly fees for his role as chairman of the Technical Committee. Directors may elect to receive restricted stock units in lieu of cash. Non-employee directors are also eligible to receive annual grants of restricted stock units in such amounts and with such vesting provisions as are determined annually by the Compensation Committee and the Board of Directors. These equity grants related to 2016 service were granted in February 2017. For each vested restricted stock unit, the non-employee director is entitled to receive one unrestricted share of common stock upon termination of the director’s service on our Board of Directors. Our directors are also eligible to receive other equity awards, including stock options, under our equity incentive plans, as determined from time to time by the Board of Directors.

EXECUTIVE OFFICERS

Executive Officers of Pershing Gold

Name	Age	Position
Stephen Alfers	71	Chief Executive Officer, President and Chairman
Debra Struhsacker	64	Senior Vice President
Timothy Janke	65	Chief Operating Officer
Eric Alexander	51	Vice President Finance and Controller

Stephen Alfers. Please see “PROPOSAL 1 — ELECTION OF DIRECTORS — Nominees for Election — Stephen Alfers” for biographical information regarding Mr. Alfers.

Debra Struhsacker. Ms. Struhsacker joined the Company in September 2013 as its Corporate Vice President and was named Senior Vice President in September 2014. From June 2006 until joining the Company, Ms. Struhsacker was the principal of her own consulting business, providing management, coordination and execution of environmental permitting strategies and other environmental, regulatory, governmental and community relations issues consulting services to mining companies. She has provided consulting services to the Company at the Relief Canyon Project since October 2011. She served as Vice President, U.S. Governmental and Regulatory Affairs for Kinross Gold USA, Inc., a subsidiary of Kinross Gold Corporation, from July 2003 to May 2006, and was engaged in her own consulting business from April 1991 until June 2003. Ms. Struhsacker has over 25 years of experience in hardrock mining and environmental issues, including related public policy issues, permitting and reclamation. She has a B.A. in Geology and French from Wellesley College and a M.S. in Geology from the University of Montana. Ms. Struhsacker is a certified professional geologist (Wyoming and American Institute of Professional Geologists).

Timothy Janke. Mr. Janke joined the Company in August 2014 as its Chief Operating Officer. Since November 2010, Mr. Janke has been the president of his own consulting business, providing mine operating and evaluation services to several mining companies. Beginning in July 2012, he provided consulting services at the Relief Canyon Project, advising the Company on mine start-up plans and related activities. From June 2010 to August 2014, Mr. Janke served as Vice President and Chief Operating Officer of Renaissance Gold, Inc. and its predecessor, Auex Ventures, Inc. He was General Manager-Projects for Goldcorp Inc. and its predecessor Glamis Gold, Inc. from July 2009 to May 2010, Vice President and General Manager of the Marigold Mine from February 2006 to June 2009, and its Manager of Technical Services from September 2004 to January 2006. Mr. Janke has served as a director for Renaissance Gold since August 2011 and as a director for US Gold since April 2016. Mr. Janke has over 40 years of engineering and operational experience in the mining industry. He has a B.S. in Mining Engineering from the Mackay School of Mines.

Eric Alexander. Mr. Alexander joined the Company in September 2012 as its Vice President Finance and Controller and was appointed as the Company’s principal financial officer and principal accounting officer in November 2012. Prior to joining the Company, Mr. Alexander was the Corporate Controller for Sunshine Silver Mines Corporation, a privately held mining company with exploration and pre-development properties in Idaho and Mexico, from March 2011 to August 2012. He was a consultant to Hein & Associates LLP from August 2012 to September 2012 and a Manager with Hein & Associates LLP from July 2010 to March 2011. He served from July 2007 to May 2010 as the Corporate Controller for Golden Minerals Company (and its predecessor, Apex Silver Mines Limited), a publicly traded mining company with operations and exploration activities in South America and Mexico. He has over 25 years of corporate, operational and business experience, and 12 years of mining industry experience. In addition to working in the industry, he has also held the position of Senior Manager with the public accounting firm KPMG LLP, focusing on mining and energy clients. Mr. Alexander has a B.S. in Business Administration (concentrations in Accounting and Finance) from the State University of New York at Buffalo and is also a licensed CPA.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation through December 31, 2016 of each of our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Option Awards ($)	Stock Awards ($)(2)		All Other Compensation ($)	Total ($)
Stephen Alfers Chief Executive Officer, President and Chairman	2016	425,000		324,500	(3)	—	—		—	749,500
	2015	388,068	(4)	—		—	1,755,000	(5)	—	2,143,068

Debra Struhsacker Senior Vice President	2016	241,875	(6)	129,051	(7)	—	—		—	370,926
	2015	225,000		40,000		—	56,000		—	321,000

Eric Alexander Vice President Finance and Controller	2016	183,750		90,288	(8)	—	—		—	274,038
	2015	183,750		24,500		—	23,625		—	231,875

(1) Bonuses in 2016 reflect bonuses earned in 2016 but paid in 2017.

(2) Reflects the grant date fair value of the Company’s common stock calculated in accordance with FASB ASC Topic 718. For information regarding the assumptions used to compute grant date fair market value, see Note 2 to the Company’s Audited Consolidated Financial Statements included in the annual report on Form 10-K for the year ended December 31, 2016.

(3) Reflects Mr. Alfers’ bonus earned in 2016 but paid in 2017 and consists of (a) $175,000 in cash, and (b) the grant date fair market value of 50,000 restricted stock units when granted on March 21, 2017 and valued at $149,500, calculated in accordance with FASB ASC Topic 718.

(4) Reflects an increase in Mr. Alfers’ base salary from $350,000 per year to $425,000 per year on June 28, 2015.

(5) Reflects grant of 700,000 restricted stock units, 300,000 of which are time-based restricted stock units and 400,000 of which are performance-based restricted stock units. The amount for the 300,000 time-based restricted stock units reflects grant date fair value of the Company’s common stock calculated in accordance with FASB ASC Topic 718. The amount for the 400,000 performance-based restricted stock units reflects the grant date value based upon the probable outcome of performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. Assuming the highest level of performance conditions will be achieved, the value of the award at the grant date was $4,095,000.

(6) Reflects an increase in Ms. Struhsacker’s base salary from $225,000 per year to $270,000 per year on August 16, 2016.

(7) Reflects Ms. Struhsacker’s bonus earned in 2016 but paid in 2017 and consists of (a) $57,000 in cash, and (b) the grant date fair market value of 21,900 restricted stock units when granted on February 3, 2017 and valued at $72,051, calculated in accordance with FASB ASC Topic 718.

(8) Reflects Mr. Alexander’s bonus earned in 2016 but paid in 2017 and consists of (a) $35,500 in cash, and (b) the grant date fair market value of 16,653 restricted stock units when granted on February 3, 2017 and valued at $54,788, calculated in accordance with FASB ASC Topic 718.

Agreements with Executive Officers

Stephen Alfers

We entered into an amended and restated employment agreement (the “Alfers Employment Agreement”) with Mr. Alfers on June 28, 2015 that provides that Mr. Alfers will serve as our Chief Executive Officer until December 31, 2018, subject to renewal. Pursuant to the terms of the agreement, Mr. Alfers will be entitled to a base salary of $425,000 per year, subject to adjustment by the Board of Directors. Mr. Alfers will also receive an annual bonus if the Company meets or exceeds certain criteria adopted by the Board of Directors.  The annual target bonus amount for Mr. Alfers shall equal 100% of his annualized base salary for that year if target levels of performance for that year are achieved, with greater or lesser amounts paid for performance above and below such target.

Upon Mr. Alfers’ termination without Cause (as defined in the Alfers Employment Agreement) or upon Mr. Alfers’ resignation for Good Reason (as defined in the Alfers Employment Agreement), in either case where such termination is outside of a Change in Control Period (as defined below and in the Alfers Employment Agreement), the Company shall pay to Mr. Alfers, in addition to any Accrued Obligations (as defined in the Alfers Employment Agreement), a lump sum payment in an amount equal to two times the sum of (i) Mr. Alfers’ base salary plus (ii) the average of the actual bonus amounts paid to Mr. Alfers’ in the two years prior to termination. Additionally, any remaining unvested restricted shares of Company common stock granted to Mr. Alfers on February 9, 2012 in conjunction with his Original Employment Agreement (as defined below) would fully and immediately vest. Any other unvested equity awards shall be forfeited as of the date of termination (unless otherwise provided in the applicable award agreement or equity plan), and vested equity awards shall be treated as provided in the applicable award agreement or equity plan.

Upon Mr. Alfers’ termination without Cause within six months prior to or twenty-four months following a Change in Control (as defined in the Alfers Employment Agreement and with such period to be referred to as a “Change in Control Period”) or upon Mr. Alfers’ resignation for Good Reason during a Change in Control Period, the Company shall pay to Mr. Alfers, in addition to any Accrued Obligations, a lump sum payment in an amount equal to two times the sum of (i) Mr. Alfers’ base salary plus (ii) the average of the actual bonus amounts paid to Mr. Alfers’ in the two years prior to termination. Additionally, any unvested equity awards that were granted prior to such Change in Control shall fully and immediately vest (unless otherwise provided in the applicable award agreement or equity plan).

Mr. Alfers’ bonus amounts are subject to claw-back rights in the event of certain restatements of the Company’s financial information for a period of three years.

In connection with the Alfers Employment Agreement, Mr. Alfers was awarded restricted stock units pursuant to a Restricted Stock Unit Grant Agreement dated June 28, 2015 (the “2015 RSU Agreement”). Under the terms of the 2015 RSU Agreement, Mr. Alfers was granted a total of 700,000 restricted stock units. 300,000 restricted stock units are time-based units (the “Time-Based RSUs”) that are subject to vesting upon Mr. Alfers’ continuous employment through December 31, 2018 (“Employment Term End Date”). If Mr. Alfers’ employment is terminated prior to the Employment Term End Date (i) by the Company other than for Cause, (ii) by Mr. Alfers’ resignation for Good Reason, or (iii) as a result of Mr. Alfers’ death or Disability (as defined in the Alfers Employment Agreement), all Time-Based RSUs shall become fully vested immediately prior to such termination. Such Time-Based RSUs shall also become fully vested upon a Change in Control (as defined in the Company’s 2013 Equity Incentive Plan). Each Time-Based RSU that becomes fully vested will entitle Mr. Alfers to receive one share of common stock as soon as practicable following the vesting event.

The remaining 400,000 restricted stock units (the “Performance RSUs”) are subject to vesting upon the attainment of certain performance-based milestones set forth in the 2015 RSU Agreement and shall become fully vested upon a Change in Control. For each fully vested Performance RSU, Mr. Alfers will be entitled to receive one share of common stock upon the earlier of December 31, 2018, Mr. Alfers’ separation from service or death, or a 409A Change in Control (as defined in the 2015 RSU Agreement), all as set forth in the RSU Agreement. In June 2016, 120,000 Performance RSUs vested upon the attainment of certain performance-based milestones and in March 2017, 60,000 additional Performance RSUs vested upon the attainment of certain other performance-based milestones.

On February 5, 2015, the Company and Mr. Alfers entered into a Third Amendment to the Restricted Stock Agreement dated May 13, 2013, as amended on December 23, 2013 and June 11, 2014 (as amended, the “Alfers 2013 RS Agreement”).  Pursuant to this amendment, the vesting of 72,098 shares of restricted stock, of a total of 216,251 restricted shares that were granted pursuant to the Alfers 2013 RS Agreement, was deferred from June 18, 2015 to March 14, 2016.

On February 5, 2015, the Company and Mr. Alfers entered into a Third Amendment to the Amended and Restated Restricted Stock Agreement dated May 13, 2013, as amended on December 23, 2013 and June 11, 2014 (as amended, the “Alfers 2013 A&R RS Agreement”).  Pursuant to this amendment, the vesting of 20,514 shares of restricted stock, of a total of 61,527 restricted shares that were granted pursuant to the Alfers 2013 A&R RS Agreement, was deferred from June 18, 2015 to March 14, 2016.

On February 5, 2015, the Company and Mr. Alfers entered into a Third Amendment to the Executive Employment Agreement dated February 9, 2012, as amended on February 8, 2013 and December 23, 2013 (as amended, the “Alfers Original Employment Agreement”). Pursuant to this amendment, the vesting of 166,667 shares of restricted stock, of a total of 666,667 restricted shares that were granted pursuant to the Alfers Original Employment Agreement, was deferred from February 9, 2015 to February 9, 2016. The Alfers Original Employment Agreement was superseded by the Alfers Employment Agreement.

The Company and Mr. Alfers entered into a Restricted Stock Unit Grant Agreement dated March 21, 2017 (the “Alfers Bonus RSU Agreement”) pursuant to which Mr. Alfers was awarded 50,000 restricted stock units (the “Bonus RSUs”) as a discretionary bonus for his performance in 2016. The Bonus RSUs were fully vested on the date of grant. The common stock underlying the Bonus RSUs will be issued upon the earlier of December 31, 2018, Mr. Alfers’ separation from service or death, or a 409A Change in Control (as defined in the Alfers Bonus RSU Agreement). Each Bonus RSU entitles Mr. Alfers to receive one share of common stock within 30 days of the aforementioned events.

Debra Struhsacker

We entered into an offer letter with Ms. Struhsacker on September 23, 2013 pursuant to which Ms. Struhsacker was hired to serve as the Company’s Corporate Vice President and is entitled to an annual base salary, subject to adjustment at the sole discretion of the Chief Executive Officer with the approval of the Board of Directors (the “Struhsacker Offer Letter”). In September 2014, Ms. Struhsacker was promoted to Senior Vice President.

In connection with the Struhsacker Offer Letter, we also entered into a severance compensation agreement with Ms. Struhsacker on September 19, 2013 (the “Struhsacker Severance Compensation Agreement”). Upon a Qualifying Termination (as defined in the Struhsacker Severance Compensation Agreement) occurring on or within twelve months following a Change in Control (as defined in the Struhsacker Severance Compensation Agreement), we are required to pay Ms. Struhsacker a lump-sum severance payment equal to one and a half times the sum of (i) Ms. Struhsacker’s base salary, plus (ii) the greater of Ms. Struhsacker’s Annual Bonus Amount or Ms. Struhsacker’s Assumed Bonus Amount (both as defined in the Struhsacker Severance Compensation Agreement).

On August 15, 2016, the Company and Ms. Struhsacker entered into an Extension Severance Compensation Agreement extending the term of the Struhsacker Severance Compensation Agreement to March 18, 2017 and increasing Ms. Struhsacker’s salary to $270,000. On January 11, 2017, the Company and Ms. Struhsacker entered into a Second Extension Severance Compensation Agreement extending the term of the Struhsacker Severance Compensation Agreement to December 31, 2017.

On February 6, 2015, the Company and Ms. Struhsacker entered into a First Amendment to the Restricted Stock Grant Agreement dated February 12, 2013 (the “Struhsacker February 2013 RSG Agreement”). Pursuant to this amendment, the vesting of 13,889 shares of restricted stock, of a total of 41,667 restricted shares that were granted pursuant to the Struhsacker February 2013 Restricted Stock Grant Agreement, was deferred from February 12, 2015 to February 12, 2016. On December 10, 2015, the Company and Ms. Struhsacker entered into a Second Amendment to the Struhsacker February 2013 RSG Agreement, pursuant to which the vesting of 13,889 shares of restricted stock, of a total of 41,667 restricted shares that were granted pursuant to the Struhsacker February 2013 RSG Agreement, was deferred from February 12, 2016 to February 12, 2017.

On December 10, 2015, the Company and Ms. Struhsacker entered into a First Amendment to the Restricted Stock Grant Agreement dated December 16, 2013 (the “Struhsacker December 2013 RSG Agreement”). Pursuant to this amendment, the vesting of 1,852 shares of restricted stock, of a total of 5,556 restricted shares that were granted pursuant to the Struhsacker December 2013 RSG Agreement, was deferred from December 16, 2015 to March 14, 2016.

On December 10, 2015, the Company and Ms. Struhsacker entered into a First Amendment to the Restricted Stock Grant Agreement dated December 11, 2014 (the “Struhsacker December 2014 RSG Agreement”). Pursuant to this amendment, the vesting of 4,908 shares of restricted stock, of a total of 14,723 restricted shares that were granted pursuant to the Struhsacker December 2014 RSG Agreement, was deferred from December 11, 2015 to March 14, 2016.

Eric Alexander

We entered into a revised offer letter with Mr. Alexander on November 21, 2012, amended on February 8, 2013, pursuant to which Mr. Alexander joined the Company as our Vice President Finance and Controller and is entitled to an annual base salary of $175,000, subject to adjustments at the sole discretion of the Chief Executive Officer with the approval of the Board of Directors (the “Alexander Offer Letter”). In addition, in connection with his appointment as the Company’s principal financial officer and principal accounting officer, the Company granted Mr. Alexander 11,112 shares of restricted stock, vesting over three years. The amendment deferred vesting of certain of the restricted shares, of which 3,704 vested in equal tranches on March 14, 2014 and November 30, 2014, and a final tranche of 3,704 shares vested on November 30, 2015, subject to acceleration under certain events, including upon a Change in Control as defined in the Company’s 2012 Equity Incentive Plan.

In connection with the Alexander Offer Letter, we also entered into a severance compensation agreement with Mr. Alexander on November 21, 2012 that was amended on November 19, 2015 (as amended, the “Alexander Severance Compensation Agreement”). Pursuant to the Alexander Severance Compensation Agreement, Mr. Alexander will be entitled to receive certain benefits if he incurs a separation from service (as defined in the Alexander Severance Compensation Agreement) during the term of the agreement which is initiated by the Company for any reason other than Cause, death, or Disability (as such terms are defined in the Alexander Severance Compensation Agreement) or is initiated by Mr. Alexander for Good Reason (as defined in the Alexander Severance Compensation Agreement). These benefits depend on whether the separation occurs prior to or after a Change in Control (as defined in the Alexander Severance Compensation Agreement). If the separation occurs prior to a Change in Control, the Company shall pay Mr. Alexander a lump-sum severance payment equal to Mr. Alexander’s base salary plus the average of the annual cash bonuses paid to Mr. Alexander in the two years prior to separation. If the separation occurs within 12 months following a Change in Control, the Company shall pay Mr. Alexander a lump-sum severance payment equal to (x) 1.125 times (y) the sum of (a) Mr. Alexander’s base salary plus (b) the greater of (i) the average annual cash bonus paid to Mr. Alexander in the two years prior to separation or (ii) the target bonus amount established for Mr. Alexander in the fiscal year in which the separation occurs or, if none, an amount equal to 80% of Mr. Alexander’s base salary. On September 15, 2016, the Company and Mr. Alexander entered into a Second Amended Severance Compensation Agreement extending the term of the Alexander Severance Compensation Agreement to March 18, 2017. On January 11, 2017, the Company and Mr. Alexander entered into a Third Amended Severance Compensation Agreement further extending the term of the Alexander Severance Compensation Agreement to December 31, 2017.

On February 6, 2015, the Company and Mr. Alexander entered into a First Amendment to the Restricted Stock Grant Agreement dated February 12, 2013 (the “Alexander February 2013 RSG Agreement”). Pursuant to this amendment, the vesting of 18,519 shares of restricted stock, of a total of 55,556 restricted shares that were granted pursuant to the Alexander February 2013 RSG Agreement, was deferred from February 12, 2015 to February 12, 2016. On December 10, 2015, the Company and Mr. Alexander entered into a Second Amendment to the Alexander February 2013 RSG Agreement, pursuant to which the vesting of 18,518 shares of restricted stock, of a total of 55,556 restricted shares that were granted pursuant to the Alexander February 2013 RSG Agreement, was deferred from February 12, 2016 to February 12, 2017.

On December 10, 2015, the Company and Mr. Alexander entered into a First Amendment to the Restricted Stock Grant Agreement dated December 16, 2013 (the “Alexander December 2013 RSG Agreement”). Pursuant to this amendment, the vesting of 3,704 shares of restricted stock, of a total of 11,112 restricted shares that were granted pursuant to the Alexander December 2013 RSG Agreement, was deferred from December 16, 2015 to March 14, 2016.

On December 10, 2015, the Company and Mr. Alexander entered into a First Amendment to the Restricted Stock Grant Agreement dated December 11, 2014 (the “Alexander December 2014 RSG Agreement”). Pursuant to this amendment, the vesting of 1,667 shares of restricted stock, of a total of 5,000 restricted shares that were granted pursuant to the Alexander December 2014 RSG Agreement, was deferred from December 11, 2015 to March 14, 2016.

Indemnification Agreements

The Company has entered into indemnification agreements with its directors and executive officers providing for indemnification against all expenses, judgments, fines and amounts paid in settlement incurred by such indemnitee in connection with any threatened, pending or completed action, suit, alternative dispute resolution mechanism or proceeding to which indemnitee was or is a party or is threatened to be made a party by reason of the fact that indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, to the fullest extent permitted by Nevada law. The indemnification agreements also provide for the advancement of expenses (including attorneys’ fees) incurred by the indemnitee in connection with any action, suit, alternative dispute resolution mechanism or proceeding (subject to the terms and conditions set forth therein). The indemnification agreements contain certain exclusions, including proceedings initiated by the indemnitee unless such advancement is specifically approved by a majority of our disinterested directors. The Company expects that it will enter into similar indemnification agreements with any new directors and executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of equity awards of our named executive officers at December 31, 2016. This table includes unexercised and unvested options and equity awards. Vesting schedules are subject to acceleration or forfeiture in certain circumstances, including a change of control.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (1)
Stephen Alfers	555,556	—	—	$8.82	2/9/22	300,000	(2)	$981,000	220,000	(3)	$719,400
	277,778	—	—	$6.12	6/18/22	—		—	—		—
Debra Struhsacker	22,223	—	—	$8.10	3/6/22	21,191	(4)	$69,295	—		—
	22,223	—	—	$6.12	6/18/22	—		—	—		—
Eric Alexander	—	—	—	—	—	12,243	(5)	$40,035	—		—

(1) The market value of stock awards is calculated at $3.27 per share, the closing price of our common stock on December 30, 2016.

(2) Includes 300,000 restricted stock units which vest on December 31, 2018.

(3) Includes 220,000 restricted stock units that vest upon the attainment of certain performance-based milestones.

(4) Includes 4,908 shares vesting on December 11, 2017; 5,333 restricted stock units vesting on December 23, 2017 and 10,950 restricted stock units vesting on February 3, 2018.

(5) Includes 1,666 shares vesting on December 11, 2017; 2,250 restricted stock units vesting on December 23, 2017 and 8,327 restricted stock units vesting on February 3, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our voting securities as of October 30, 2017 by:

•	each person known by us to beneficially own more than 5.0% of any class of our voting securities;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to us. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned. Percentage computations are based on 28,402,389 shares of our common stock outstanding as of October 30, 2017.

	Common Stock (1)
Name of Beneficial Owner (2)	Shares Beneficially Owned		Percent of Class
5% Owners
Levon Resources Ltd. (3)	1,954,366		6.9%
Donald Smith Value Fund, L.P. (4)	4,176,500		14.2%

Named Executive Officers and Directors
Stephen Alfers	1,600,974	(5)	5.5%
Debra Struhsacker	101,369	(6)	*	%
Eric Alexander	73,809	(7)	*	%
Barry Honig	9,829,546	(8)(9)	31.2%
Alex Morrison	51,617	(10)	*	%
Edward Karr	225,093	(11)	*	%
Pamela Saxton	0	(12)	*	%

Executive Officers and Directors as a Group (eight** persons)	11,958,244		36.8%

* Less than one percent (1.0%).

** Group of executive officers and directors includes Tim Janke.

(1)	Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock includes for each person or entity shares issuable on the exercise of all options and warrants and the conversion of other convertible securities beneficially owned by such person or entity that are currently exercisable or can, at the option of the holder, become exercisable or convertible within 60 days following November 3, 2017. Such shares, however, are not included for the purpose of computing the percentage ownership of any other person.

(2)	The address of these persons, unless otherwise noted, is c/o Pershing Gold Corporation, 1658 Cole Blvd., Bldg. 6, Suite 210, Lakewood, CO 80401.

(3)	The address of Levon Resources Ltd. is Suite 900, 570 Granville St., Vancouver, British Columbia, Canada V6C 3P1.

(4)	The address of Donald Smith Value Fund, L.P. is 152 West 57th Street, 22nd Floor, New York, NY 10019.

(5)	Includes: (i) 737,178 unrestricted shares of common stock; (ii) options to purchase 555,556 shares of common stock with an exercise price of $8.82 per share, which are fully vested; (iii) options to purchase 277,778 shares of common stock with an exercise price of $6.12 per share, which are fully vested; and (iv) 100 shares of Series E Preferred Stock, which are convertible into 30,462 shares of common stock. Excludes: (i) 180,000 shares of common stock underlying vested restricted stock units granted in June 2015 which are issuable upon the earlier of Mr. Alfers’ separation from service or December 31, 2018; (ii) 50,000 shares of common stock underlying vested restricted stock units granted in March 2017 which are issuable upon the earlier of Mr. Alfers’ separation from service or December 31, 2018; (iii) 300,000 shares of common stock underlying unvested restricted stock units granted to Mr. Alfers which are issuable upon Mr. Alfers’ continued employment through December 31, 2018; and (iv) 220,000 unvested restricted stock units granted to Mr. Alfers which vest upon the satisfaction of certain performance vesting conditions or Mr. Alfers’ continued employment through December 31, 2018 and, once vested, are issuable upon the earlier of Mr. Alfers’ separation from service or December 31, 2018, in each case subject to acceleration and forfeiture in certain circumstances. Mr. Alfers has no voting rights with respect to the restricted stock units until the underlying shares are issued.

(6)	Includes: (i) 52,015 unrestricted shares of common stock; (ii) 4,908 restricted shares of common stock which vest within 60 days and over which Ms. Struhsacker exercises voting power; and (iii) options to purchase 44,446 shares of common stock, which are fully vested. Excludes: (i) 21,617 shares of common stock underlying vested restricted stock units which are issuable upon Ms. Struhsacker’s resignation from the Company (subject to acceleration and forfeiture in certain circumstances); and (ii) 16,283 shares of common stock underlying unvested restricted stock units granted to Ms. Struhsacker which are issuable upon Ms. Struhsacker’s resignation from the Company (subject to acceleration and forfeiture in certain circumstances). Ms. Struhsacker has no voting rights with respect to the restricted stock units until the underlying shares are issued.

(7)	Includes: (i) 72,143 unrestricted shares of common stock; and (ii) 1,666 restricted shares of common stock which vest within 60 days and over which Mr. Alexander exercises voting power. Excludes: (i) 12,826 shares of common stock underlying vested restricted stock units which are issuable upon Mr. Alexander’s resignation from the Company (subject to acceleration and forfeiture in certain circumstances); and (ii) 10,577 shares of common stock underlying unvested restricted stock units granted to Mr. Alexander which are issuable upon Mr. Alexander’s resignation from the Company (subject to acceleration and forfeiture in certain circumstances). Mr. Alexander has no voting rights with respect to the restricted stock units until the underlying shares are issued.

(8)	Includes:

(i)	2,309,781 unrestricted shares of common stock, options to purchase 744,446 shares of common stock, which are fully vested, and 854 shares of Series E Preferred Stock, which are convertible into 260,142 shares of common stock, and 31,581 shares of common stock underlying vested restricted stock units which are deemed beneficially owned by Mr. Honig and are issuable upon Mr. Honig’s resignation from the Board of Directors (including (i) 9,579 units which vested on December 11, 2015; (ii) 5,000 units which vested on February 3, 2017; (iii) 11,228 units which vested on April 28, 2017; (iv) 3,316 units which vested on June 30,2017; and (v) 2,458 units which vested September 30, 2017), all of which are held directly by Mr. Honig;

(ii)	2,719,435 unrestricted shares of common stock and 4,230 shares of Series E Preferred Stock convertible into 1,288,522 shares of common stock, all of which are held by GRQ Consultants, Inc. 401K (“GRQ 401K”);

(iii)	55,218 unrestricted shares of common stock held by GRQ Consultants, Inc. (“GRQ Consultants”);

(iv)	1,523,737 unrestricted shares of common stock and 2,070 shares of Series E Preferred Stock, which are convertible into 630,554 shares of common stock, all of which are held by GRQ Consultants, Inc. Roth 401K FBO Barry Honig (“GRQ Roth 401K”); and

(v)	89,148 unrestricted shares of common stock and 581 shares of Series E Preferred Stock, which are convertible into 176,982 shares of common stock, all of which are held by GRQ Consultants, Inc. Defined Benefit Plan (“GRQ Defined”).

(vi)	Mr. Honig is the trustee of GRQ 401K, GRQ Roth 401K and GRQ Defined and President of GRQ Consultants, and, in such capacities, has voting and dispositive power over the securities held by GRQ 401K, GRQ Roth 401K, GRQ Defined and GRQ Consultants.

(9)	Excludes: 5,000 shares of common stock underlying restricted stock units granted to Mr. Honig which will vest on February 3, 2018 and are issuable upon Mr. Honig’s resignation from the Board of Directors (subject to acceleration and forfeiture in certain circumstances). Mr. Honig has no voting rights with respect to the restricted stock units until the underlying shares are issued.

(10)	Includes 51,617 shares of common stock underlying vested restricted stock units which are deemed beneficially owned by Mr. Morrison and are issuable upon Mr. Morrison’s resignation from the Board of Directors (subject to acceleration and forfeiture in certain circumstances). Excludes 23,518 shares of common stock underlying unvested restricted stock units granted to Mr. Morrison which are issuable upon Mr. Morrison’s resignation from the Board of Directors (subject to acceleration and forfeiture in certain circumstances). Mr. Morrison has no voting rights with respect to the restricted stock units until the underlying shares are issued.

(11)	Includes: (i) 185,316 unrestricted shares of common stock; and (ii) 39,777 shares of common stock underlying vested restricted stock units which are deemed beneficially owned by Mr. Karr and issuable upon Mr. Karr’s resignation from the Board of Directors (subject to acceleration and forfeiture in certain circumstances). Excludes 6,852 shares of common stock underlying unvested restricted stock units granted to Mr. Karr which are issuable upon Mr. Karr’s resignation from the Board of Directors (subject to acceleration and forfeiture in certain circumstances). Mr. Karr has no voting rights with respect to the restricted stock units until the underlying shares are issued.

(12)	Excludes 8,621 shares of common stock underlying unvested restricted stock units granted to Ms. Saxton which are issuable upon Ms. Saxton’s resignation from the Board of Directors (subject to acceleration and forfeiture in certain circumstances). Ms. Saxton has no voting rights with respect to the restricted stock units until the underlying shares are issued.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review of Related Person Transactions

Our Audit Committee is responsible for assisting the Board of Directors with the review and approval of transactions with related parties. We annually request each of our directors and executive officers complete a directors’ or officers’ questionnaire, respectively, that elicits information about related party transactions. The Audit Committee and legal counsel annually review all transactions and relationships disclosed in the directors’ and officers’ questionnaires, and the Board of Directors makes a formal determination regarding each director’s independence. If a transaction were to present a conflict of interest, the Board of Directors would determine the appropriate response.

Related Person Transactions

We have entered into agreements and arrangements with our executive officers and directors that are more fully described above under “Executive Compensation — Agreements with Executive Officers”, “Executive Compensation — Indemnification Agreements”, and “Director Compensation”.

Transactions or Relationships with or involving Mr. Honig

In April 2015, we sold to Mr. Honig 427,351 units of the Company’s securities for a purchase price of $5.85 per unit, or $2,500,000 in the aggregate, as part of a private placement, with each unit comprised of one share of common stock and a 24-month warrant to purchase 0.4 of a share of the Company’s common stock. The sale was completed on equivalent terms to other investors purchasing in the private placement.

In February 2016, we sold to Mr. Honig 367,647 shares of our common stock for a purchase price of $3.40 per share, or approximately $1,250,000 in the aggregate, as part of a private placement. The terms of the private placement were reviewed and approved by the Audit Committee.

Transactions or Relationships with or involving Mr. Smith

On March 24, 2016, the Company entered into a subscription agreement with the Donald Smith Value Fund, L.P. The Subscription Agreement provided for the sale to Donald Smith Value Fund, L.P. of 1,850,000 units for $3.25 per unit, with each unit consisting of one share of common stock and one thirty-month warrant to purchase 0.5 of a share of common stock at an exercise price of $4.35. The transaction was completed and the shares were issued on March 28, 2016. Immediately following the sale, Mr. Smith beneficially owned approximately 7.1% of our outstanding common stock. No other investors purchased shares in the private placement.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee evaluates the Company’s principal accountant. This year, the Audit Committee has recommended stockholders ratify its appointment of KBL, LLP to serve as the Company’s independent public accountant for fiscal year 2017. KBL, LLP has served as our independent registered public accounting firm since 2010. We do not anticipate that representatives of KBL, LLP will be present at the Annual Meeting of Stockholders. If present, the firm would have the opportunity to make a statement if they desire to do so and representatives would be available to respond to appropriate questions.

The following table sets out the aggregate fees billed by KBL, LLP for the fiscal years ended December 31, 2016 and 2015 for the categories of fees described.

	Fiscal Year Ended December 31,
	2016	2015
Audit Fees (1)	$78,000	$76,072
Audit-Related Fees (2)	8,500	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$86,500	$76,072

(1) Audit fees include fees for services rendered for the audit of our annual financial statements and reviews of our quarterly financial statements.

(2) Audit-related fees include fees related to the review of the Company’s prospectus supplement.

The Audit Committee charter includes certain policies and procedures regarding the pre-approval of audit and non-audit services performed by an outside accountant. The Audit Committee is required to pre-approve all engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and non-audit services performed by the outside auditors, subject to any exception under Section 10A of the Exchange Act and any rules promulgated thereunder. Pre-approval authority may be delegated to a committee member or a subcommittee, and any such member or subcommittee must report any decisions to the full committee at its next scheduled meeting. All of the fees and services provided by KBL subsequent to the formation of the Audit Committee in June 2015 were approved by the Audit Committee pursuant to its pre-approval policy as provided in the Audit Committee charter.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

The Audit Committee is currently comprised of Mr. Morrison (Chairman), Mr. Karr and Ms. Saxton; however Ms. Saxton was appointed to the Audit Committee on October 30, 2017 and therefore is not a signatory of this report. The Audit Committee is responsible for overseeing management’s conduct of the Company’s accounting and financial reporting process and systems of internal accounting and financial controls; selecting, retaining and monitoring the independence and performance of the Company’s outside auditors, including overseeing the audits of the Company’s financial statements, approving any non-audit services; and providing an avenue of communication among the outside auditors, management and the Board.

Management has the primary responsibility for the Company’s financial reporting process, accounting principles, and internal controls, as well as preparation of the Company’s financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). The independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The Audit Committee is responsible for overseeing the conduct of these activities. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to independently verify the representations made by management and the independent auditors. The Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP or that an audit of the annual financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the independent auditors are, in fact, “independent.”

The Audit Committee has met and held discussions with management and the independent auditors on a regular basis. The Audit Committee plans and schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the independent auditors without the presence of the Company’s management. The Audit Committee has reviewed and discussed with both management and the independent auditors the Company’s consolidated financial statements as of and for the year ended December 31, 2016, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Management advised the Audit Committee that the financial statements were prepared in accordance with GAAP. The Audit Committee has relied on this representation, without independent verification, and on the representations of the independent auditors included in their report on the consolidated financial statements.

The Audit Committee discussed with the independent auditors the matters required to be discussed pursuant to the Statement of Auditing Standards, as amended, the Public Company Accounting Oversight Board (PCAOB) Auditing Standards and the Nasdaq listing standards. The independent auditors have provided to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee has discussed with the independent auditors their independence.

Based upon its review and discussions with management and the independent auditors and the reports of the independent auditors, and in reliance upon such information, representations, reports and opinions, the Audit Committee recommended that the Board of Directors approve the audited financial statements for inclusion in the Company’s annual report on Form 10-K for the year ended December 31, 2016, and the Board of Directors accepted the Audit Committee’s recommendations.

Submitted by the members of the Audit Committee:

Alex Morrison, Chairman

Edward Karr

OTHER INFORMATION

Stockholder Proposals

There are no proposals by any stockholder which are or could have been included within this Proxy Statement.

The Company will review stockholder proposals intended to be included in the Company’s proxy materials for the 2018 annual meeting of stockholders that are received by the Company at its principal executive offices by July 9, 2018; provided, if we change the date of our 2018 annual meeting by more than 30 days from the date of the 2017 annual meeting, then such deadline is a reasonable time before we begin to print and mail our proxy materials for the 2018 annual meeting. The Company will comply with Rule 14a-8 of the Exchange Act with respect to any proposal that meets its requirements. All stockholder proposals should be submitted to: Pershing Gold Corporation, 1658 Cole Boulevard, Building 6, Suite 210, Lakewood, CO 80401, Attention: Corporate Secretary. We urge you to submit any such proposal by a means which will permit proof of the date of delivery, such as certified mail, return receipt requested.

Householding

The bank, broker or other nominee for any stockholder who is a beneficial owner, but not the record holder, of the Company’s shares may deliver only one copy of the Proxy Statement to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders who wish to receive a separate copy of the Proxy Statement now, or in the future, should write to us at: Pershing Gold Corporation, 1658 Cole Boulevard, Building 6, Suite 210, Lakewood, Colorado 80401, Attention: Corporate Secretary. Beneficial owners sharing an address who are receiving multiple copies of the Proxy Statement and wish to receive a single copy of the Proxy Statement in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all stockholders at the shared address in the future.

Furnishing of Proxy Materials

The Proxy Statement is accompanied by a copy of our Annual Report to Stockholders (including financial statements) for the fiscal year ended December 31, 2016.

OTHER MATTERS

Our management and the Board of Directors know of no other matters to be brought before the Annual Meeting. If other matters are presented properly to the stockholders for action at the Annual Meeting and any postponements and adjournments thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the common stock represented by such proxy are entitled to vote.

You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the Annual Meeting, as we hope you will, you may vote your shares in person.

By order of the Board of Directors,
/s/ Mindyjo Germann

Mindyjo Germann
Corporate Secretary

Our Annual Report on Form 10-K and Form 10/K-A for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission (including exhibits) will be provided at no charge to any stockholder entitled to vote at the Annual Meeting by first class mail within one business day of receipt of written request to: Pershing Gold Corporation, 1658 Cole Boulevard, Building 6, Suite 210, Lakewood, CO 80401, attention: Corporate Secretary, or by calling: (720) 974-7248.

PROXY PERSHING GOLD CORPORATION 1658 Cole Boulevard, Building 6, Suite 210 Lakewood, Colorado 80401 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 20, 2017 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder hereby appoints Stephen Alfers, Eric Alexander and Mindyjo Germann as attorney and proxy for the undersigned, each with the power to appoint his or her substitute, and to represent and to vote all the shares of common stock and Series E Preferred stock, voting on an as-converted to common stock basis, of Pershing Gold Corporation (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held at the offices of Davis Graham & Stubbs LLP located at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202, on December 20, 2017, at 9:30 a.m. local time, and at any postponements or adjournments thereof, subject to the directions indicated on the reverse side hereof. In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof. This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the named nominees as directors in Proposal 1, and FOR the ratification of the independent auditor in Proposal 2. (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE AND READ THE REVERSE SIDE IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held December 20, 2017. The Proxy Statement and our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2016 are available at http://www.viewproxy.com/pershinggold/2017.

Please mark your votes like this The Board of Directors recommends a vote FOR the election of the named nominees as directors in Proposal 1, and FOR the ratification of the independent auditor in Proposal 2. Proposal No. 1: To elect the following five (5) persons as directors of the Company to serve until their successors are elected and qualified: 01 Stephen Alfers FOR WITHHOLD AUTHORITY 02 Barry Honig FOR WITHHOLD AUTHORITY 03 Edward Karr FOR WITHHOLD AUTHORITY 04 Alexander Morrison FOR WITHHOLD AUTHORITY 05 Pamela Saxton FOR WITHHOLD AUTHORITY DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data) Proposal No. 2: To ratify the selection of KBL, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. FOR AGAINST ABSTAIN WILL ATTEND THE MEETING THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE, THEY WILL BE VOTED FOR ALL DIRECTOR NOMINEES, AND FOR PROPOSAL NO. 2. Please mark, date and sign this proxy card and return it in the accompanying envelope. Please sign as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature Date Signature (if held jointly) Date CONTROL NUMBER FOLD AND DETACH HERE AND READ THE REVERSE SIDE PLEASE SIGN, DATE, AND MAIL THIS WHITE PROXY CARD TODAY PERSHING GOLD CORPORATION PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 20, 2017 CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephoner Proxy on the Internet: Go to www.AALvote.com/PGLC Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.